Exhibit 1
The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.
None of the Securities and Exchange Commission, any state securities commission or other regulatory authority of the United States of America has approved or disapproved the securities referred to in this announcement or passed upon the accuracy or adequacy of this announcement. Any representation to the contrary is a criminal offence in the United States of America.
This announcement appears for information purposes only and does not constitute an invitation or offer to acquire, purchase or subscribe for securities of China Unicom Limited or China Netcom Group Corporation (Hong Kong) Limited, nor is it any solicitation of any vote or approval in any jurisdiction.

(incorporated in Hong Kong with limited liability)
(Stock Code: 0762)
ANNOUNCEMENT
POLL RESULTS AT EXTRAORDINARY GENERAL MEETINGS
RESULTS OF THE FIRST EGM
The Board is pleased to announce that at the First EGM, (i) the Unicom Shareholders approved the CDMA Business Disposal Agreement entered into between the Company, China Unicom Corporation Limited (“CUCL”) and China Telecom Corporation Limited (“Telecom”) relating to the CDMA Business Disposal and (ii) the Independent Unicom Shareholders approved the Transfer Agreement entered into between China United Telecommunications Corporation Limited (“Unicom A Share Company”) and CUCL relating to the transfer of the rights and obligations of Unicom A Share Company under the Option Waiver and Lease Termination Agreement to CUCL.
RESULTS OF THE SECOND EGM
The Board is pleased to announce that at the Second EGM, (i) the Unicom Shareholders approved (a) the very substantial acquisition relating to the Proposals, (b) the mandate to issue Unicom Shares, (c) the adoption of the Special Purpose Unicom Share Option Scheme, (d) the Non-exempt New Continuing Connected Transactions (other than the Amended 2006 Continuing Connected Transactions relating to the supply of telephone cards, interconnection arrangements, provision of international telecommunications network gateway, provision of operator-based value-added services, provision of value-added telecommunications services, provision of “10010/10011” customer services and provision of agency services) and the annual caps or no annual caps for the years ended 31 December 2008, 2009 and 2010 for these transactions (as the case may be), (e) the proposed amendment to the Articles of Association of the Company and (f) the Proposed Change of Company Name and (ii) the Independent Unicom Shareholders approved the Amended 2006 Continuing Connected Transactions relating to the supply of telephone cards, interconnection arrangements, provision of international telecommunications network gateway, provision of operator-based value-added services, provision of value-added telecommunications services, provision of “10010/10011” customer services and provision of agency services and no annual caps for the years ended 31 December 2008, 2009 and 2010 for these transactions.

Reference is made to (1) the announcement issued by China Unicom Limited (the “Company”) on 28 July 2008 relating to, amongst others, the update on the CDMA Business Disposal, the waiver of the CDMA Network Purchase Option and the termination of the Unicom CDMA Lease, (2) the circular dated 1 August 2008 issued by the Company in connection with the CDMA Business Disposal (the “First Circular”), (3) the announcement issued by the Company on 13 August 2008 relating to, amongst others, the New Continuing Connected Transactions, the proposed amendment to the Articles of Association of the Company and the Proposed Change of Company Name and (4) the circular dated 15 August 2008 issued by the Company in connection with, amongst others, the very substantial acquisition relating to the Proposals, the New Continuing Connected Transactions, the proposed amendment to the Articles of Association of the Company and the Proposed Change of Company Name (the “Second Circular”). Unless otherwise defined, capitalised terms used in this announcement shall have the same meanings as those defined in the Second Circular.
1. RESULTS OF THE FIRST EGM
The Board is pleased to announce that at the extraordinary general meeting of the Company held at 4:30 p.m. on 16 September 2008 (the “First EGM”), the Unicom Shareholders and the Independent Unicom Shareholders (as applicable) passed by way of poll the ordinary resolutions set out in the notice convening the First EGM dated 1 August 2008, which is set out in the First Circular. The poll results are as follows:

No. of Votes (%)
Ordinary Resolutions	For	Against
1. The agreement dated 27 July 2008 (the “CDMA Business Disposal Agreement”) entered into between the Company, CUCL and Telecom relating to the CDMA Business Disposal be and is hereby approved, ratified and confirmed, and the directors of the Company, acting together, individually or by committee, be and are hereby authorised to execute all such documents and/or to do all such acts on behalf of the Company as they may consider necessary, desirable or expedient for the purpose of, or in connection with, the implementation and completion of the CDMA Business Disposal Agreement and the transactions contemplated therein.
	2,776,816,276 (99.9817%)	507,520 (0.0183%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
2. The transfer agreement dated 27 July 2008 (the “Transfer Agreement”) entered into between Unicom A Share Company and CUCL relating to the transfer of the rights and obligations of Unicom A Share Company under the Option Waiver and Lease Termination Agreement (as defined in the First Circular) to CUCL be and is hereby approved, ratified and confirmed, and the directors of the Company, acting together, individually or by committee, be and are hereby authorised to execute all such documents and/or to do all such acts on behalf of the Company as they may consider necessary, desirable or expedient for the purpose of, or in connection with, the implementation and completion of the Transfer Agreement and the transactions contemplated therein.
	2,776,768,996 (99.9809%)	529,790 (0.0191%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
As at the date of the First EGM, the total number of Unicom Shares was 13,664,951,945 and the number of Unicom Shares held by Unicom BVI and its associates was 9,725,000,020, representing 71.17% of the issued share capital of the Company.
As Unicom BVI is regarded as having a material interest in the CDMA Business Disposal, Unicom BVI and its associates abstained from voting on ordinary resolution 1. Hence the total number of Unicom Shares entitling the Unicom Shareholders to attend and vote for or against ordinary resolution 1 was 3,939,951,925, representing 28.83% of the issued share capital of the Company. There were no Unicom Shares entitling the holder thereof to attend and vote only against ordinary resolution 1.
The Transfer Agreement constitutes a connected transaction for the Company and as Unicom BVI, the subsidiary of Unicom A Share Company, is the controlling shareholder of the Company and is regarded as having a material interest in the Transfer Agreement, Unicom BVI and its associates abstained from voting on ordinary resolution 2. Hence the total number of Unicom Shares entitling the Independent Unicom Shareholders to attend and vote for or against ordinary resolution 2 was 3,939,951,925, representing 28.83% of the issued share capital of the Company. There were no Unicom Shares entitling the holder thereof to attend and vote only against ordinary resolution 2.

The scrutineer for the vote-taking at the First EGM was Hong Kong Registrars Limited, the share registrar of the Company.
2. RESULTS OF THE SECOND EGM
The Board is pleased to announce that at the extraordinary general meeting of the Company held immediately after the conclusion of the First EGM (the “Second EGM”), the Unicom Shareholders and the Independent Unicom Shareholders (as applicable) passed by way of poll the resolutions set out in the notice convening the Second EGM dated 15 August 2008, which is set out in the Second Circular. The poll results are as follows:

No. of Votes (%)
Special Resolution	For	Against
A. (i) The Articles of Association of the Company be and are hereby amended by adding, immediately after Article 13, a new Article 13A as follows:	12,399,072,751 (99.8434%)	19,442,600 (0.1566%)

“13A. Whenever any fractions arise as a result of an issue of shares by the Company, the Board may, on behalf of the members, deal with the fractional shares in such manner as it thinks fit. In particular, without limitation, the Board may sell the fractional share to which any members would otherwise become entitled to any person and may retain the net proceeds of sale for the benefit of the Company or distribute the net proceeds of sale in due proportion among those members so entitled. For this purpose, the Board may authorise any person to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer of the fractional shares to the purchaser thereof, who shall not be bound to see to the application of the purchase money.”; and

(ii) the directors of the Company, acting together, individually or by committee, or the company secretary of the Company, be and are hereby authorised to execute all such documents and/or to do all such acts on behalf of the Company which, in his/her/its opinion, may be necessary, appropriate, desirable or expedient to implement and/or give effect to the amendment set out in sub-paragraph (i) above of this resolution.

As more than 75% of the votes were cast in favour of the resolution, the resolution was duly passed.

No. of Votes (%)
Ordinary Resolutions	For	Against
B. (i) The acquisition of the entire issued share capital of China Netcom Group Corporation (Hong Kong) Limited (“Netcom”), including the Netcom shares underlying the American Depositary Shares issued by Citibank, N.A., each of which represents the ownership of 20 Netcom shares, to be effected by way of a scheme of arrangement under Section 166 of the Companies Ordinance, Chapter 32 of the Laws of Hong Kong, on and subject to the terms and conditions set out in the scheme of arrangement (the “Scheme”), with any modification thereof or addition thereto or condition approved or imposed by the High Court of the Hong Kong Special Administrative Region, and on and subject to the terms and conditions set out in the Second Circular be and is hereby approved;
	12,332,013,227 (99.8437%)	19,307,480 (0.1563%)

(ii) conditional upon the Scheme becoming effective in accordance with its terms, the proposal by the Company to the holders of the outstanding options granted by Netcom (the “Netcom Options”) pursuant to the share option scheme adopted by Netcom on 30 September 2004, as amended from time to time, for the cancellation of their outstanding Netcom Options in consideration of the grant by the Company of new options pursuant to the Special Purpose Unicom Share Option Scheme (as defined in sub-paragraph (iv) below) be and is hereby approved;

(iii) conditional upon the Scheme becoming effective in accordance with its terms, the allotment and issue of up to 10,292,150,457 new shares of the Company to those persons so entitled pursuant to the Scheme be and are hereby approved;

(iv) conditional upon the Scheme becoming effective and The Stock Exchange of Hong Kong Limited granting approval for the listing of, and permission to deal in, the shares of the Company to be issued upon the exercise of options granted under the Special Purpose Unicom Share Option Scheme (as defined herein), the adoption of a new share option scheme of the Company (the “Special Purpose Unicom Share Option Scheme”) be and is hereby approved; and

(v) the directors of the Company, acting together, individually or by committee, be and are hereby authorised to execute all such documents and/or to do all such acts, which, in the opinion of the directors of the Company, may be necessary, appropriate, desirable or expedient to implement and/or give effect to the transactions set out in sub-paragraphs (i) to (iv) above of this resolution and to agree to any variation, amendment, supplement or waiver of the matters relating thereto as are, in the opinion of the directors of the Company, in the interests of the Company, to the extent such variation, amendment, supplement or waiver does not constitute a material change to the material terms of the transactions set out in sub-paragraphs (i) to (iv) above of this resolution.

As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

No. of Votes (%)
Ordinary Resolutions	For	Against
C. Subject to the passing of Resolution B above and conditional upon the Scheme becoming effective in accordance with its terms, (i) the Framework Agreement for Engineering and Information Technology Services dated 12 August 2008 be and is hereby approved, ratified and confirmed; (ii) the continuing connected transactions contemplated under the Engineering and Information Technology Services Agreement 2008-2010 and the Framework Agreement for Engineering and Information Technology Services, as described in paragraph 6 headed “New Continuing Connected Transactions” in the section headed “Letter from the Board” in the Second Circular, together with the relevant annual caps, be and are hereby approved; and (iii) the directors of the Company, acting together, individually or by committee, be and are hereby authorised to execute all such documents and/or to do all such acts on behalf of the Company which, in the opinion of the directors of the Company, may be necessary, appropriate, desirable or expedient to implement and/or give effect to the Framework Agreement for Engineering and Information Technology Services and the continuing connected transactions set out in this resolution.
	12,299,130,846 (99.8436%)	19,271,700 (0.1564%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
D. Subject to the passing of Resolution B above and conditional upon the Scheme becoming effective in accordance with its terms, the continuing connected transactions contemplated under the Domestic Interconnection Settlement Agreement 2008-2010, as described in paragraph 6 headed “New Continuing Connected Transactions” in the section headed “Letter from the Board” in the Second Circular, and for which continuing connected transactions no annual caps have been proposed, be and are hereby approved; and the directors of the Company, acting together, individually or by committee, be and are hereby authorised to execute all such documents and/or to do all such acts on behalf of the Company which, in the opinion of the directors of the Company, may be necessary, appropriate, desirable or expedient to implement and/or give effect to the continuing connected transactions set out in this resolution.
	12,297,467,186 (99.8302%)	20,918,530 (0.1698%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
E. Subject to the passing of Resolution B above and conditional upon the Scheme becoming effective in accordance with its terms, the continuing connected transactions contemplated under the International Long Distance Voice Services Settlement Agreement 2008-2010 as described in paragraph 6 headed “New Continuing Connected Transactions” in the section headed “Letter from the Board” in the Second Circular, and for which continuing connected transactions no annual caps have been proposed, be and are hereby approved; and the directors of the Company, acting together, individually or by committee, be and are hereby authorised to execute all such documents and/or to do all such acts on behalf of the Company which, in the opinion of the directors of the Company, may be necessary, appropriate, desirable or expedient to implement and/or give effect to the continuing connected transactions set out in this resolution.
	12,297,470,926 (99.8302%)	20,917,750 (0.1698%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

No. of Votes (%)
Ordinary Resolutions	For	Against
F. Subject to the passing of Resolution B above and conditional upon the Scheme becoming effective in accordance with its terms, (i) the Framework Agreement for Interconnection Settlement dated 12 August 2008 be and is hereby approved, ratified and confirmed; (ii) the continuing connected transactions contemplated under the Framework Agreement for Interconnection Settlement as described in paragraph 6 headed “New Continuing Connected Transactions” in the section headed “Letter from the Board” in the Second Circular, and for which continuing connected transactions no annual caps have been proposed, be and are hereby approved; and (iii) the directors of the Company, acting together, individually or by committee, be and are hereby authorised to execute all such documents and/or to do all such acts on behalf of the Company which, in the opinion of the directors of the Company, may be necessary, appropriate, desirable or expedient to implement and/or give effect to the Framework Agreement for Interconnection Settlement and the continuing connected transactions set out in this resolution.
	12,297,524,746 (99.8302%)	20,921,100 (0.1698%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
G. Subject to the passing of Resolution B above and conditional upon the Scheme becoming effective in accordance with its terms, (i) the transfer agreement between Unicom A Share Company, CUCL and China Netcom (Group) Company Limited dated 12 August 2008 be and is hereby approved, ratified and confirmed; (ii) the continuing connected transactions relating to the supply of telephone cards, interconnection arrangements, provision of international telecommunications network gateway, provision of operator-based value-added services, provision of value-added telecommunications services, provision of “10010/10011” customer services and provision of agency services, as described in paragraph 6 headed “New Continuing Connected Transactions” in the section headed “Letter from the Board” in the Second Circular, and for which continuing connected transactions no annual caps have been proposed, be and are hereby approved; and (iii) the directors of the Company, acting together, individually or by committee, be and are hereby authorised to execute all such documents and/or to do all such acts on behalf of the Company, which, in the opinion of the directors of the Company, may be necessary, appropriate, desirable or expedient to implement and/or give effect to the transfer agreement and the continuing connected transactions set out in this resolution.
	2,623,675,479 (96.1057%)	106,313,345 (3.8943%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

No. of Votes (%)
Special Resolution	For	Against
H. Subject to the passing of Resolution B above and conditional upon the Scheme becoming effective in accordance with its terms, the name of the Company be changed from “China Unicom Limited ” to “China Unicom (Hong Kong) Limited ” with effect from the date on which the Scheme becomes effective; and the directors of the Company, acting together, individually or by committee, or the company secretary of the Company, be and are hereby authorised to execute all such documents and/or to do all such acts on behalf of the Company which, in his/her/its opinion, may be necessary, appropriate, desirable or expedient to implement and/or give effect to the change of the Company’s name set out in this resolution.
	12,299,349,636 (99.8431%)	19,322,750 (0.1569%)
As more than 75% of the votes were cast in favour of the resolution, the resolution was duly passed.

As at the date of the Second EGM, the total number of Unicom Shares was 13,664,951,945 and the number of Unicom Shares held by Unicom BVI and its associates was 9,725,000,020, representing 71.17% of the issued share capital of the Company.
While none of the Unicom Shareholders had a material interest in the matters relating to special resolutions A and H and ordinary resolutions B, C, D, E and F, and hence none of the Unicom Shareholders were required to abstain from voting at the Second EGM on the resolutions referred to above, an executive director of Netcom and an independent non-executive director of Netcom who hold 602,000 Unicom Shares and 6,000 Unicom Shares, respectively, have each undertaken to Netcom to abstain, and have each abstained, from voting at the Second EGM on the resolutions referred to above. Hence the total number of Unicom Shares entitling the Unicom Shareholders to attend and vote for or against the resolutions referred to above was 13,664,343,945, representing 99.996% of the issued share capital of the Company. There were no Unicom Shares entitling the holder thereof to attend and vote only against the resolutions referred to above.
As Unicom BVI and its associates (including Unicom Parent) are connected persons of the Company and regarded as having a material interest in the matters relating to ordinary resolution G, Unicom BVI and its associates (including Unicom Parent) abstained from voting on ordinary resolution G. In addition, an executive director of Netcom and an independent non-executive director of Netcom who hold 602,000 Unicom Shares and 6,000 Unicom Shares, respectively, have each undertaken to Netcom to abstain, and have each abstained, from voting at the Second EGM on ordinary resolution G, notwithstanding that they do not have a material interest in the matters relating to ordinary resolution G. Hence the total number of Unicom Shares entitling the Independent Unicom Shareholders to attend and vote for or against ordinary resolution G was 3,939,343,925, representing 28.83% of the issued share capital of the Company. There were no Unicom Shares entitling the holder thereof to attend and vote only against ordinary resolution G.
The scrutineer for the vote-taking at the Second EGM was Hong Kong Registrars Limited, the share registrar of the Company.
As at the date of this announcement, the Board comprises:

Executive Directors:	Mr. Chang Xiaobing, Mr. Tong Jilu, Mr. Li Gang and Mr. Zhang Junan
Non-Executive Directors:	Mr. Lu Jianguo and Mr. Lee Suk Hwan
Independent Non-Executive Directors:	Mr. Wu Jinglian, Mr. Shan Weijian, Mr. Cheung Wing Lam, Linus and Mr. Wong Wai Ming

By Order of the Board of
China Unicom Limited
Chu Ka Yee
Company Secretary
Hong Kong, 16 September 2008